SUBSIDIARIES OF THE REGISTRANT



PARENT                                           SUBSIDIARY                         OWNERSHIP                 ORGANIZATION
-----------------------------------     --------------------------        -------------------------         ---------------------


Western Ohio Financial Corporation      Cornerstone Bank                             100%                        Federal

Cornerstone Bank                        CornerstoneBanc Financial Services Inc.      100%                        Delaware







     The financial statements of the Registrant are consolidated with those of its subsidiaries.